UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 13, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This combined Current Report on Form 8-K is being filed by Great Plains Energy Incorporated (“Great Plains Energy” or “Company”) and Kansas City Power & Light Company (“KCP&L”). KCP&L is a wholly-owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations. Thus, all information contained in this report relates to, and is filed by, Great Plains Energy. Information that is specifically identified in this report as relating solely to Great Plains Energy, does not relate to, and is not filed by, KCP&L. KCP&L makes no representation as to that information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Compensation Actions

Compensation Actions

On February 13, 2018, the independent members of the Board of Directors of Great Plains Energy (the “Board”), upon the recommendation of its Compensation and Development Committee (the “Committee”), took the following actions:

•
Approved time-based restricted stock and performance share awards for the three-year performance period ending December 31, 2020 to all officers of Great Plains Energy and its wholly-owned subsidiary, KCP&L. The current named executive officers or “NEOs” receiving awards are Terry Bassham, Chairman, President and Chief Executive Officer, Kevin E. Bryant, Senior Vice President-Finance and Strategy and Chief Financial Officer, Heather A. Humphrey, Senior Vice President-Corporate Services and General Counsel, and Lori A. Wright, Vice President-Corporate Planning, Investor Relations and Treasurer. These awards will be made pursuant to Great Plains Energy’s Long-Term Incentive Plan (“LTIP”) and will be granted on March 1, 2018. The LTIP awards are based on a percentage of base salary for each NEO. The percentage of base salary used to calculate the aggregate dollar amount of the LTIP awards at target performance for each NEO is consistent with awards for the performance period ending December 31, 2019. The award distribution is 25 percent time-based restricted stock and 75 percent performance share awards. The sole performance objective for the 2018-2020 performance period is Great Plains Energy’s total shareholder return compared to the Edison Electric Institute index of electric companies.

•
Approved the 2018 Annual Incentive Plan (“AIP”) and 2018 AIP targets for all officers of Great Plains Energy and KCP&L, including NEOs Messrs. Bassham and Bryant and Mses. Humphrey and Wright. The awards are based upon the base salary of the NEO, and the percentage of base salary used to calculate the aggregate dollar amount of the AIP awards is consistent with awards under the 2017 AIP.

Consistent with the 2017 AIP, the Board will utilize an “umbrella” funding structure for the 2018 AIP. Under this funding structure, if the primary goal is achieved, 2018 AIP award amounts will be funded at the superior level (200 percent), subject to negative discretion based on Company and individual performance. If the achievement level of the primary goal does not meet threshold performance, umbrella funding at the 200 percent level will not occur, and earned awards will be paid at the level of achievement of secondary goals for the 2018 AIP. In no event will individual awards under the 2018 AIP exceed 200 percent.

For 2018, there is one primary goal: adjusted earnings per share (“Adjusted EPS”). Achievement of the primary goal at the threshold level will result in initial funding levels under the 2018 AIP at two hundred percent (200 percent) for all performance goals. The 2018 AIP secondary goals and their respective weightings are: Adjusted EPS (50 percent); Safety Audits and Training (10 percent); System Average Interruption Duration Index (SAIDI) a system-wide measurement of reliability (10 percent); Percent Equivalent Availability - Coal Units (Winter and Summer Peak Months Only) (10 percent); Percent Equivalent Availability - Nuclear Unit (5 percent); JD Power Customer Satisfaction Index (10 percent); and Investment across the Energy Value Chain (5 percent).

In light of the pending merger with Westar Energy, Inc. (“Westar”), the 2018 AIP provides the Committee with the discretion to modify and bifurcate the 2018 AIP year (and related incentive objectives) into two contingent stub periods. In the Committee’s discretion, one stub period may end on or shortly before the anticipated effective date of the Westar merger and the second stub period may begin on or shortly following the effective date of the

Westar merger and end on December 31, 2018. The Committee may elect to utilize the umbrella funding structure described above for any stub period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Chief Compliance Officer and Corporate Secretary

KANSAS CITY POWER & LIGHT COMPANY

/s/ Ellen E. Fairchild
Ellen E. Fairchild
Vice President, Chief Compliance Officer and Corporate Secretary

Date: February 20, 2018